SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

MULTIBAND CORPORATION

(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MULTIBAND CORPORATION
AND SUBSIDIARIES

9449 Science Center Drive
New Hope, Minnesota  55428

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

To be held August 17, 2011

The Annual Meeting of the Shareholders of Multiband Corporation and Subsidiaries (Multiband or the Company) will be held at 9449 Science Center Drive, New Hope, MN 55428 on August 17, 2011 at 3:00 p.m. Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy Statement.

1.	To elect seven Directors for a term of one year.

2.	To ratify the election of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for fiscal year 2010.

3.	To transact such business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at the close of business June 30, 2011 will be entitled to receive notice of and vote at the meeting.  The Company’s Board of Directors recommends a vote in favor of all the proposals.

All shareholders are cordially invited to attend the Annual Meeting in person.  However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.  Returning your proxy will help the Company ensure a quorum and avoid the additional expense of duplicate proxy solicitations.  Any shareholder attending the meeting may vote in person even if he or she has returned the proxy.

By Order of the Board of Directors

Steven M. Bell
Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 17, 2011

The following materials, also included with this Notice, are available for view on the Internet at http://www.multibandusa.com/investorRelations.asp
•	Proxy Statement for the Annual Meeting of Shareholders
•	Annual Report to Shareholders, including Form 10-K, for the year end December 31, 2010.

MULTIBAND CORPORATION
9449 Science Center Drive
New Hope, Minnesota  55428

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
AUGUST 17, 2011
SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

The mailing address of the principal corporate office of the Company is 9449 Science Center Drive, New Hope, MN 55428.  This Proxy Statement and the form of proxy, which is enclosed, are being mailed to the Company’s shareholders commencing on or about July 20, 2011.

Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company.  All shares of common stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction of the proxies.  If no direction is indicated, the shares will be voted in accordance with the direction of the proxies.  If any others matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting there under will have discretion to vote on such matters in accordance with their best judgment.

When stock is in the name of more than one person, each such person must sign the proxy.  If the shareholder is a corporation, an executive or other authorized officer must sign the proxy in the name of such corporation.  If signed as attorney, executor, administrator, trustee, and guardian or in any other representative capacity, the signer’s full title should be given and, if not previously furnished, a certificate or other evidence of appointment must be furnished.

A shareholder executing and returning a proxy has the power to revoke it at any time before it is voted.  A shareholder who wishes to revoke a proxy can do so by executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting, or by appearing in person at the Annual Meeting and voting in person the shares to which the proxy relates.

In addition to the use of the mail, proxies may be solicited by personal interview, telephone and telegram by the Directors, officers and regular employees of the Company.  Such persons will receive no additional compensation for such services.  Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable out-of-pocket expenses incurred by them in connection therewith.  All expenses incurred in connection with this solicitation will be borne by the Company.

The Company is including with this Proxy Statement its Annual Report to shareholders for the year ended December 31, 2010, which includes a copy of the Company’s Form 10-K, as filed with the Securities and Exchange Commission.  Shareholders may receive, without charge, additional copies of the Form 10-K, by writing to Multiband Corporation at its principal corporate office.

The presence at the Annual Meeting in person or by proxy of the holders of 34% of the outstanding shares of the Company’s common stock entitled to vote shall constitute a quorum for the transaction of business.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.  If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.  An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Only shareholders of record at the close of business on June 30, 2011 (the Record Date) will be entitled to vote at this meeting.  On the Record Date, there were 21,593,779 shares of common stock issued and outstanding.  Each holder of common stock is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the Record Date.  The affirmative vote of holders of a majority of shares of common stock outstanding on the Record Date is required for approval of the proposals to be voted upon at the Annual Meeting.

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock by (i) each of our executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each of those known by us to be beneficial owners of more than 5% of our common stock.

The percentage ownership information shown in the table is based upon 21,593,779 shares outstanding as of June 30, 2011.  Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 30, 2011 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.  Except as otherwise noted below, the address for each person or entity listed in the table is c/o Multiband Corporation, 9449 Science Center Drive, New Hope, Minnesota 55428.

	Beneficial Ownership
Name	Number		Percent
Executive Officers and Directors

Steven M. Bell	260,813	(1)	1.20%
Frank Bennett	399,741	(2)	1.84
Jonathan Dodge	103,644	(3)	*
David Ekman	420,583	(4)	1.94
Eugene Harris	187,995	(5)	*
James L. Mandel	577,281	(6)	2.62
Donald Miller	390,565	(7)	1.79
Henry Block	8,333		*
Kent Whitney	128,833	(8)	*
All directors and officers as a group (9 persons)	2,477,788	(9)	11.47
5% Shareholders

Wellington Management Company, LLP 527 Madison Avenue New York, NY 10022	1,928,800	(10)	8.93
Trellus Management Company, LLC 350 Madison Avenue New York, NY 10017	1,400,000	(11)	7.08
Alydar Capital, LLC 222 Berkeley Street Boston, MA 02116	1,000,000	(12)	5.06

*	Indicates ownership of less than 1%.

(1)
Includes 148,850 shares of common stock subject to options that are exercisable within 60 days of the date of this table. Mr. Bell’s beneficial ownership also includes 6,250 shares of common stock owned by his spouse as to which Mr. Bell disclaims beneficial ownership.

(2)
Includes 117,404 shares of common stock subject to options and warrants that are exercisable within 60 days of the date of this table and 9,755 shares of common stock issued as dividends in 2011 on Class E Preferred Stock which were redeemed by  Mr. Bennett on May 26, 2011.

(3)	Includes 74,555 shares of common stock subject to options that are exercisable within 60 days of the date of this table.

(4)
Includes 56,766 shares of common stock subject to options that are exercisable within 60 days of the date of this table and 109,000 Series C Preferred Shares convertible into 43,600 shares of common stock.

(5)
Includes 90,856 shares of common stock subject to options and warrants that are exercisable within 60 days of the date of this table. Mr. Harris also owns 50,000 shares of the Company’s Class E Preferred Stock, however, these shares are not convertible into common stock of the Company and were redeemed by Mr. Harris on May 26, 2011.

(6)	Includes vested options to purchase 441,889 shares of common stock.

(7)	Includes 166,955 shares of common stock subject to options and warrants that are exercisable within 60 days of the date of this table.

(8)	Includes 33,333 shares of common stock subject to options that are exercisable within 60 days of the date of this table.

(9)	See footnotes 1 through 8 above.

(10)
The number of shares indicated is based on the following information reported to the Company by Wellington Management Company, LLP; “As of June 30, 2011, Wellington Management, in its capacity as investment adviser, may be deemed to have beneficial ownership of 1,928,800 shares, of the common stock of the Company.  Such shares are owned by numerous investment advisory clients of Wellington Management, one of which Wellington Trust Company, NA is known to have beneficial ownership of five percent or more of that class of securities of the Company.  Wellington Management has voting power and/or dispositive power over such shares..

(11)
As reported in Schedule 13G filed with the Securities and Exchange Commission on June 3, 2011 by Trellus Management Company, LLC; “As of May 26, 2011, Trellus Management Company, LLC (“Trellus”) was the beneficial owner of 1,400,000 shares of Common Stock of Multiband Corporation (“Common Stock”) for a total beneficial ownership of 7.08% of the outstanding shares of Common Stock.  Adam Usdan is the President of Trellus.  Trellus and Adam Usdan are shown as sharing voting power and dispositive power of the same 1,400,000 shares of common stock.”

(12)	As reported in Schedule 13G filed with the Securities and Exchange Commission on May 26, 2011 by Alydar Capital, LLC prior to the closing of the public stock offering on June 1, 2011.

1. ELECTION OF DIRECTORS

The Nominating Committee has nominated seven persons for election at the 2011 Annual Meeting as Directors for a one-year term expiring at the 2012 Annual Meeting.  The Directors will hold office for the term for which elected and will serve until their successors have been duly elected and qualified.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees in the table below, except for those proxies that withhold such authority.  In the event that any of the nominees of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxy will be voted for the election of such other individual as the Nominating Committee shall designate in the place of such nominee.  Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.

Information About Nominees

The following information has been furnished to the Company by the respective nominees for Director.

Name	Age	Position	Director Since
James L. Mandel	54	Chief Executive Officer and Director	1998
Steven M. Bell	52	General Counsel, Chief Financial Officer and Director	1994
Frank Bennett	53	Director	2002
Jonathan Dodge	64	Director	1997
Eugene Harris	46	Director	2004
Donald Miller	71	Chairman of the Board of Directors	2001
Peter A. Pitsch	59	Director	-

James Mandel has been the Chief Executive Officer and a Director of Multiband since October 1, 1998. From October 1991 to October 1996, he was Vice President of Systems for Grand Casinos, Inc., a gaming company. Mr. Mandel serves on the Board of Directors of New Market Technology, Inc., a global small business incubator, GeoSpan Corporation, a geospatial imaging company and Independent Multi-Family Communications Council, a national trade group for the private cable industry. Among other attributes, skills and qualifications, the Board believes that Mr. Mandel is qualified to serve as a Director based on his long service to Multiband both as its Chief Executive Officer and as a Director, and his resulting deep familiarity with Multiband’s operations and its industry. In addition, his prior executive management experience in the casino industry and his current experiences as a private company director of companies in industries different than Multiband’s industry provide the Board with a broad range of knowledge regarding management and operational strategies.

Steven M. Bell was General Counsel of Multiband from June 1985 through October 1994, at which time he also became Chief Financial Officer. He is a graduate of the University of Minnesota and William Mitchell College of Law. Among other attributes, skills and qualifications, the Board believes that Mr. Bell is qualified to serve as a Director based on his extensive service to Multiband as its General Counsel, Chief Financial Officer and as a Director, and his unique experience and knowledge of Multiband’s history, operations, and industry. As the Chief Financial Officer, Mr. Bell also brings significant financial and legal expertise to the Board.

Frank Bennett has been a Director of Multiband since 2002 and is the Chairman of Multiband’s Audit and Nominating Committees. Mr. Bennett is President of Artesian Management, Inc., a private equity investment firm. Prior to founding Artesian Management in 1989, he was a Vice President of Mayfield Corporation, a venture capital firm, and a Vice President of Corporate Finance of Piper Jaffray & Co. and a Vice President of Piper Jaffray Ventures, Inc. Among other attributes, skills and qualifications, the Board believes that Mr. Bennett is qualified to serve as a Director and as Chairman of Multiband’s Audit Committee based on his financial expertise and knowledge of investment banking, finance and raising capital. In particular, he has assisted management with structuring debt and equity offerings. The Board also believes that Mr. Bennett is qualified to serve on the Nominating Committee based on the diverse experience he has gained at companies throughout his career and through his service on Multiband’s Board.

Jonathan Dodge has been a Director of Multiband since 1997 and is a member of the Compensation Committee. He is a senior partner at Brunberg, Blatt and Company, an accounting firm. Previously, he was a partner with McGladrey and Pullen, an accounting firm, and Dodge & Fox C.P.A. Mr. Dodge is a member of the American Institute of Certified Public Accountants and the Minnesota Society of Certified Public Accountants for which he has served on the ethics and the tax conference committees. He serves on four other boards in the Minneapolis-Saint Paul area. Among other attributes, skills and qualifications, the Board believes that Mr. Dodge is qualified to serve as a Director based on his financial expertise as a certified public accountant, including his thorough understanding of financial statements, corporate accounting and finance, financial reporting and internal controls. The Board also believes that Mr. Dodge is qualified to serve on the Compensation Committee based on his lengthy business experience and service on Multiband’s Board and on other, private company boards.

Eugene Harris has been a Director of Multiband since April 2004 and is Chairman of the Compensation Committee and a member of the Audit and Nominating Committees. He is the Managing Member of Step Change Advisors, LLC, a portfolio management and financial consulting company. Prior to forming Step Change Advisors, LLC, Mr. Harris was Chief Operating Officer of Fulcrum Securities and President of Fulcrum Advisory Services. Mr. Harris joined Fulcrum in 2007 after spending four years at Flagstone Securities. Mr. Harris joined Flagstone after 10 years as the majority shareholder of Eidelman, Finger, Harris & Co., a registered investment advisor. Prior to joining Eidelman, Finger, Harris & Co., Mr. Harris held positions in general management and new business development for the Monsanto Company, an agricultural products company, from 1990 to 1994. He also was an Associate Consultant with Bain and Co. from 1986 to 1988. He is a Chartered Financial Analyst and is a member of the Financial Analysts Federation. He serves on the Board of Directors of the Business Bank of St. Louis and Fulcrum Capital Corp. Among other attributes, skills and qualifications, the Board believes that Mr. Harris is qualified to serve as a Director and as a member of the Audit Committee and to chair the Compensation Committee based on his financial expertise. The Board also believes that Mr. Harris is qualified to serve on the Nominating Committee based on the significant management and operational experience gained throughout his career across a range of industries, and through his service on Multiband’s Board and on other, private company boards.

Donald Miller has been a Director of Multiband since September 2001 and is Chairman of the Board of Directors and a member of the Audit and Compensation Committees. Mr. Miller worked for Schwan’s Enterprises from 1962 to 2007, primarily as Chief Financial Officer. He serves on the Board of Directors of Schwan’s Enterprises and is the Chairman of the Finance Committee and a member of the Audit and Risk Committees. Mr. Miller also serves on the Board of Directors of FoodShacks, Inc., a restaurant chain company and Webdigs, Inc., a real estate company, and is on the Audit Committee of Webdigs, Inc. Among other attributes, skills and qualifications, the Board believes that Mr. Miller is qualified to serve as Chairman of the Board based on his extensive business experience, financial literacy and tenure with Multiband. The Board also believes that Mr. Miller is qualified to serve on the Audit Committee due to his financial expertise, having served as the Chief Financial Officer of another company for several decades and his service on other audit committees, and that Mr. Miller is qualified to serve on the Compensation Committee due to his experience serving as a public and private company director.

Peter K. Pitsch is the Executive Director of Communications Policy and Associate General Counsel for Intel Corporation.  He is responsible for coordination of Intel’s global telecommunications policies.  Prior to joining Intel, Pitsch was the president of Pitsch Communications from 1989 to 1998 which represented telecommunications clients before the FCC and Congress.  Pitsch was the Chief of Staff to the Chairman of the Federal Communications Commission from 1987 to 1989 and Chief of FCC’s Office of Plans and Policy from 1981 to 1987.  He was a senior attorney at Montgomery Ward, Inc. from 1979 to 1981. Prior to that, he worked for three years as an attorney at the Federal Trade Commission including as attorney-advisor to FTC Commissioner Calvin Collier.  Mr. Pitsch received a B.A. in Economics from the University of Chicago in 1973 and his J.D. from Georgetown University Law Center in 1976.  He is a member of the District of Columbia Bar, the Virginia State Bar, and the Federal Communications Bar Association.  We have agreed to elect  Peter Pitsch, a designee of  DirecTECH Holding Co, Inc. (DTHC), as a member of our board of directors and such designee shall remain until both: i)  a promissory note owed to DTHC is repaid in full; and (ii) DTHC’s beneficial ownership is reduced to less than 10%, which occurred effective June 1, 2011.

The Company knows of no arrangements or understandings between a director and any other person pursuant to which any person has been selected as a director. There is no family relationship between any of the directors or executive officers of the Company.

Senior Management

Henry Block has been the Vice President of Marketing since January 2008. He served as President of Michigan Microtech, Inc., a former subsidiary of DirecTECH Holding Company, Inc. from 1980 to 2005. Mr. Block continues to serve on the Board of Directors of DirecTECH Holding Company, Inc.

Dave Ekman is the Chief Information Officer of Multiband. He founded a computer company that subsequently merged with Vicom, Incorporated, Multiband’s predecessor, in November 1999, at which time he joined Multiband. He serves on the Board of Trustees of the North Dakota State University Development Foundation.

Kent Whitney is the Chief Operating Officer of Multiband. He joined Multiband in 2004 as Vice President of Operations. In 1994, Mr. Whitney became a DirecTV retail television receive-only dealer. In 1996, he joined Pace Electronics, an electronics contract manufacturing company, and was General Manager and later Vice President. In 1998, Mr. Whitney co-founded Minnesota Digital Universe (MNMDU), a current Multiband subsidiary. Mr. Whitney has served on the Board of Directors of the Satellite Broadcasting & Communications Association and the Independent Multi-Family Communications Council.

Board of Directors and its Committees

The Board of Directors met five times in 2010.  As permitted by Minnesota Law, the Board of Directors also acted from time to time during 2010 by unanimous written consent in lieu of conducting formal meetings.  Last year, there was one such action and accompanying Board Resolution passed.  The Board has designated an audit committee consisting of  Eugene Harris, Donald Miller and Frank Bennett.  The Board also designated a Compensation committee consisting of Jonathan Dodge, Eugene Harris, and Donald Miller.  Frank Bennett and Eugene Harris were also designated to the nominating committee.

To the best of the Company’s knowledge, none of the Company’s directors have been involved with any legal proceedings brought by the government or private individuals during the past ten years that involve allegation of securities law violations or other fraud.

Diversity

The Company has no formal board diversity policy at present.  The Company’s nominating committee, in assessing candidates for potential board membership, does examine whether those candidates have particular skill sets or elements in their background that would raise the board’s overall level of expertise and enhance the furtherment of the Company’s business plans and objectives.

Shareholder Communication with the Board

Our Board welcomes your questions and comments.  If you would like to communicate directly to our Board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may contact our website via www.multibandusa.com , section Investor Relations.  All communications will be forwarded to our audit committee.

Directors’ attendance at Annual Meetings can provide shareholders with an opportunity to communicate with Directors about issues affecting the Company.  The Company does not have a policy regarding director attendance, but all Directors are encouraged to attend the Annual Meeting of Shareholders.  Five of our directors attended our Annual Meeting in 2010.

Audit Committee

Our audit committee:
•	recommends to our Board of Directors the independent registered public accounting firm to conduct the annual audit of our books and records;
•	reviews the proposed scope and results of the audit;
•	approves the audit fees to be paid;
•	reviews accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff; and
•	reviews and approves transactions between us and our Directors, officers and affiliates.

Our audit committee has a formal charter.

Our Audit Committee, consisting of Frank Bennett, Don Miller and Jon Dodge, met six times during 2010.  As previously reported, the Company determined that Mr. Dodge no longer met the “independence” requirements under NASDAQ Rule 5605(c)(2) for serving as an audit committee member of the Company.  After the internal review and effective April 25, 2011, Jon Dodge resigned from the Company’s audit committee and effective the same date, the Company’s independent board members appointed Eugene Harris, Multiband director, as an audit committee member.  The Audit Committee is comprised of individuals who meet the independence and financial literacy requirements of NASDAQ listing standards.  Our Board has determined that all current members,  Eugene Harris, Donald Miller, and Frank Bennett, qualify as an "audit committee financial expert" independent from management as defined by Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended.  The Company acknowledges that the designation of the members of the audit committee as financial experts does not impose on them any duties, obligations or liability that are greater than the duties, obligations and liability imposed on them as a member of the audit committee and the Board of Directors in the absence of such designation.

Report of the Audit Committee
April 6, 2011
To the Board of Directors of Multiband Corporation:

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.  During the year ended December 31, 2010, the committee met six times, and Frank Bennett, as the Audit Committee chair and representative of the Audit Committee, discussed the interim financial information contained in quarterly and annual filings on Forms 10Q and 10K, respectively, with the Company’s Chief Financial Officer and the Company’s independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Securities Acts and Standards of the Public Company Accounting Oversight Board, discussed with the auditors any relationships that may affect their objectivity and independence and satisfied itself as to the auditors’ independence.  The audit committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls.  The audit committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks.

The audit committee discussed and reviewed with the Company’s independent registered public accounting firm all communications required by generally accepted auditing standards and, both with and without management present, discussed and reviewed the results of the independent registered public accounting firms’ examination of the Company’s consolidated financial statements.  The audit committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2010 with management and the independent registered public accounting firm.  Management has the responsibility for the preparation of the Company’s consolidated financial statements and the Company’s independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the review referred to above and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.  The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent registered public accounting firm and the Board of Directors concurred in such recommendation.

THE AUDIT COMMITTEE

Frank Bennett, Chairman Jon Dodge Donald Miller

Nominating Committee

The Nominating Committee was formed by our Board in April 2004 and consists of Frank Bennett and Eugene Harris.  The Nominating Committee's duties include adopting criteria for recommending candidates for election or re-election to our Board and its committees, considering issues and making recommendations considering the size and composition of our Board.  The Nominating Committee will also consider nominees for Director suggested by shareholders in written submissions to the Company's Secretary.

Director Nomination Procedures

Director Manager Qualifications:  The Company's Nominating Committee has established policies for the desired attributes of our Board as a whole.  The Board will seek to ensure that a majority of its members are independent as defined in the NASDAQ listing standards.  Each member of our Board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the shareholders.  In addition, Directors must be committed to devoting the time and effort necessary to be responsible and productive members of our Board.  Our Board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

Identifying and Evaluating Nominees:  The Nominating Committee regularly assesses the appropriate number of Directors comprising our Board, and whether any vacancies on our Board are expected due to retirement or otherwise.  The Nominating Committee may consider those factors it deems appropriate in evaluating Director candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience.  Depending upon the current needs of our Board, certain factors may be weighed more or less heavily by the Nominating Committee.  In considering candidates for our Board, the Nominating Committee evaluates the entirety of each candidate's credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee.  The Nominating Committee considers candidates for the Board from any reasonable source, including current Board members, shareholders, professional search firms or other persons.  The Nominating Committee does not evaluate candidates differently based on who has made the recommendation.  The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

Charter of the Nominating Committee:  A copy of the charter of the Nominating Committee is available on our website at www.multibandusa.com.

Shareholder Nominations of Candidates for Election to the Board

Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting at which directors are to be elected only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by certified or registered United States mail, postage prepaid and return receipt requested, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Code of Ethics for Senior Financial Management

Our Code of Ethics for Senior Financial Management applies to all of our executive officers, including our Chief Executive Officer and our Chief Financial Officer, and meets the requirements of the Securities and Exchange Commission. We have posted our Code of Ethics for Senior Financial Management on our website at www.multibandusa.com .  We intend to disclose any amendments to and any waivers from a provision of our Code of Ethics for Senior Financial Management on our website within four business days following the amendment or waiver.

Compensation Discussion and Analysis

Our compensation committee

•	reviews and recommends the compensation arrangements for management, including the compensation for our Chief Executive Officer; and
•	establishes and reviews general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals.

We are committed to attracting, hiring and retaining an experienced management team that can successfully sell and operate our services.  The fundamental policy of our compensation committee is to provide our executive officers with competitive compensation opportunities based upon their contribution to our development and financial success and long-term stockholder interest, as well as each officer’s personal performance.  The compensation package for each executive officer is comprised of three elements (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry; (ii) potential for cash bonus payments contingent upon specific corporate and individual milestones; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and our shareholders.

At the beginning of each year, certain performance objectives are set by the compensation committee for management.  2010 corporate objectives included goals based on subscriber sales and certain financial metrics.  By year end, the compensation committee reviews the performance of the Company against the corporate objectives and reviews the performance of each executive officer against their individual objectives.  Based upon results achieved, the executive officers may receive part or all of a targeted bonus award.

Our compensation committee met one time during 2010.  The compensation committee is comprised entirely of non-employee Directors who meet the independence requirements of the NASDAQ listing standards.  The compensation committee is comprised of Jonathan Dodge, Eugene Harris, and Donald Miller.

Item 11. Executive and Director Compensation

Summary Compensation Tables (in thousands)

The following table sets forth certain information relating to the remuneration paid by the Company to its executive officers whose aggregate cash and cash-equivalent remuneration approximated or exceeded $100 during the Company’s fiscal years ended December 31, 2010 and 2009.

Name and principal position	Year	Salary	Bonus	Stock awards	(1) Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other Compensation	Total
James Mandel	2010	$450	$155	$397	$207	$-	$-	$12	$1,221
Chief Executive Officer	2009	395	230	-	125	-	-	12	762

Steven Bell	2010	315	150	-	-	-	-	12	477
Chief Financial Officer	2009	311	100	-	68	-	-	12	491

Henry Block	2010	341	-	-	34	-	-	2	377
Vice President of Marketing	2009	338	-	-	-	-	-	-	338

Dave Ekman	2010	185	30	-	67	-	-	7	289
Chief Information Officer	2009	158	13	-	-	-	-	5	176

Kent Whitney	2010	158	27	-	135	-	-	2	322
Chief Operating Officer	2009	136	25	-	-	-	-	-	161

(1)
The amounts in this column are calculated based on fair value and equal the financial statement compensation expense as reported in our 2010 and 2009 consolidated statement of operations for the fiscal years.

DIRECTOR COMPENSATION (in thousands)

Outside Directors were each paid an annual cash fee in lieu of restricted stock of $100, an annual retainer varying from $40 to $72, annual chair meeting fees of $8, $5 and $5 for audit, compensation and nominating meeting chairs, respectively and non-chair per meeting fees of $1 per meeting for all committees in 2010.  Awards or options to Directors are determined by the Board's Compensation Committee.  Each Director is entitled to reimbursement for his reasonable out of pocket expenses incurred in relation to travel to and from board meetings.

Name	Fees earned or paid in cash	Stock awards	(1) Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	(2) All other compensation	Total
F Bennett	$43	$25	$17	$-	$-	$-	$85
J Dodge	35	25	17	-	-	1	78
E Harris	31	25	17	-	-	1	74
D Miller	52	25	17	-	-	2	96

(1)
The amounts in this column are calculated based on fair value and equal the financial statement compensation expense as reported in our 2010 consolidated statement of operations for the fiscal year.  Total board of directors options outstanding at December 31, 2010 are 288,400.

(2)	Represents payment of expenses incurred in conjunction with attending board meetings.

Director Independence

The Board has determined that a majority of its members are “independent” as defined by the listing standards of the NASDAQ Stock Market.  The independent Directors are Messrs. Frank Bennett, Jonathan Dodge, Eugene Harris and Donald Miller.  Both Messrs. Bennett and Harris have extensive backgrounds in investment banking, finance and raising capital.   They have been valuable to the Company in advising management how to structure various debt and equity offerings.  Mr. Miller was CFO for a large private company and advises the Company with regards to its financial and management reporting.  Mr. Dodge has extensive experience in the tax field and assists the Company on an ongoing basis with answering various tax questions and suggesting various tax strategies.

2010 Grants of Plan-Based Awards (in thousands, except shares and per share amounts)

The following table sets forth information on grants of plan-based awards in 2010 to the named executive officers.

		Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise	Grant Date
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards (#)	All Other Option Awards (#)	or base price of award ($/sh)	Fair Value of Stock and Option Awards ($)
James L. Mandel	1/5/10 (1)	84,375	84,375	84,375	-	-	$2.00	$128
	1/5/10 (2)	84,375	84,375	84,375	-	-	-	169
	1/11/10 (3)	120,000	120,000	120,000	-	-	-	228
	2/10/10 (4)	59,211	59,211	59,211	-	-	1.90	79

David Ekman	4/1/10 (5)	50,000	50,000	50,000	-	-	1.85	67

Henry Block	4/1/10 (5)	25,000	25,000	25,000	-	-	1.85	34

Kent Whitney	4/1/10 (5)	100,000	100,000	100,000	-	-	1.85	135

(1)	The exercise price of these stock options is $2.00 with a grant date fair value of $1.5195 per share based on the Black-Scholes option pricing model.

(2)	The exercise price of this restricted stock grant is $2.00.

(3)	The exercise price of this restricted stock grant is $1.90.

(4)	The exercise price of these stock options is $1.90 with a grant date fair value of $1.3345 per share based on the Black-Scholes option pricing model.

(5)	The exercise price of these stock options is $1.85 with a grant date fair value of $1.3495 per share based on the Black-Scholes option pricing model.

Narrative to Summary Compensation Table and 2010 Grants of Plan-Based Awards Table

See the Compensation Discussion and Analysis, as well as the Employment Agreement and Other Compensation and Long-Term Incentive Plans Summaries for a complete description of compensation elements pursuant to which the amounts listed under the Summary Compensation Table and 2010 Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payments.

Stock Option Grants During 2010 and 2009 (in thousands except for shares and per share amounts)

The following table provides information regarding stock options granted during fiscal 2010 and 2009 to the named executive officers in the Summary Compensation Table.

		Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Year	Granted (#)	Year (%)	($/Share)	Date	5%	10%
James L. Mandel	2010	84,375	4.3	$2.00	1/5/2017	$69	$160
	2010	59,211	3.0	1.90	2/10/2017	49	107
	2009	138,500	64.9	1.25	1/2/2016	70	164

Steven M. Bell	2010	-	-	-	-	-	-
	2009	75,000	35.1	1.25	1/2/2016	38	89

David Ekman	2010	50,000	2.6	1.85	4/1/2017	38	88
	2009	-	-	-	-	-	-

Henry Block	2010	25,000	1.3	1.85	4/1/2017	19	44
	2009	-	-	-	-	-	-

Kent Whitney	2010	100,000	5.1	1.85	4/1/2017	75	176
	2009	-	-	-	-	-	-

(1) The “potential realizable value” shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full option terms, net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders, continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company’s estimate of future stock price growth.

 Each option represents the right to purchase one share of common stock. The options shown in this table are all non-qualified stock options. To the extent not already exercisable, the options generally become exercisable in the event of a merger in which the Company is not the surviving corporation, a transfer of all shares of stock of the Company, a sale of substantially all the assets, or a dissolution or liquidation, of the Company.

Outstanding Equity Awards at Fiscal Year-End (in thousands, except shares and per share amounts)

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2010.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven M. Bell	2,000	(1)	-	-	$22.00	1/31/2011	-	$-	-	$-
	100	(2)	-	-	77.50	8/28/2011	-	-	-	-
	10,000	(3)	-	-	5.50	1/8/2013	-	-	-	-
	5,000	(4)	-	-	9.45	4/23/2014	-	-	-	-
	10,000	(5)	-	-	7.25	6/18/2014	-	-	-	-
	80,000	(6)	-	-	7.35	1/16/2015	-	-	-	-
	18,750	(7)	-	56,250	1.25	1/2/2016

David Ekman	100	(8)	-	-	7.50	8/28/2011	-	-	-	-
	40,000	(9)	-	-	6.75	4/27/2015	-	-	-	-
	(10)			50,000	1.85	4/1/2017

James L. Mandel	100	(11)	-	-	7.50	8/28/2011	-	-	-	-
	60,000	(12)	-	-	7.50	1/8/2013	-	-	-	-
	20,000	(13)	-	-	7.25	6/18/2014	-	-	-	-
	120,000	(14)	-	-	7.35	1/6/2015	-	-	-	-
	34,625	(15)	-	103,875	1.25	1/2/2016	-	-	-	-
	-	(16)	-	84,375	2.00	1/5/2017	-	-	-	-
	-	(17)	-	-			28,125	56	56,250	113
	-	(18)	-	-			60,000	114	60,000	114
	59,211	(19)	-	-	1.90	2/10/2017	-	-	-	-

Henry Block	-	(20)	-	25,000	1.85	4/1/2017	-	-	-	-

Kent Whitney	-	(21)	-	100,000	1.85	4/1/2017	-	-	-	-

(1)	The stock option was granted January 31, 2001 and is fully vested.

(2)	The stock option was granted August 28, 2001 and is fully vested.

(3)	The stock option was granted January 8, 2003 and is fully vested.

(4)	The stock option was granted April 23, 2004 and is fully vested.

(5)	The stock option was granted June 18, 2004 and is fully vested.

(6)	The stock option was granted January 6, 2005 and is fully vested.

(7)
The stock option was granted January 2, 2009 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/4 on the first anniversary of the grant, 1/4 on the second anniversary of the grant, 1/4 on the third anniversary of the grant, and the remainder on the fourth anniversary of the grant.

(8)	The stock option was granted August 28, 2001 and is fully vested.

(9)	The stock option was granted April 27, 2005 and is fully vested.

(10)
The stock option was granted April 1, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/3 on the first anniversary of the grant, 1/3 on the second anniversary of the grant, and the remainder on the third anniversary of the grant.

(11)	The stock option was granted August 28, 2001 and is fully vested.

(12)	The stock option was granted January 8, 2003 and is fully vested.

(13)	The stock option was granted June 18, 2004 and is fully vested.

(14)	The stock option was granted January 6, 2005 and is fully vested.

(15)
The stock option was granted January 2, 2009 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/4 on the first anniversary of the grant, 1/4 on the second anniversary of the grant, 1/4 on the third anniversary of the grant, and the remainder on the fourth anniversary of the grant.

(16)
The stock option was granted January 5, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/4 on the first anniversary of the grant, 1/4 on the second anniversary of the grant, 1/4 on the third anniversary of the grant, and the remainder on the fourth anniversary of the grant.

(17)
The restricted stock grant was granted January 5, 2010 and is subject to the continued service of the executive officer, the restricted stock grant shall vest with respect to 1/3 on the first anniversary of the grant, 1/3 on the second anniversary of the grant, and the remainder on the third anniversary of the grant.

(18)
The restricted stock grant was granted January 11, 2010 and is subject to the continued service of the executive officer, the restricted stock grant shall vest with respect to 1/2 on the first anniversary of the grant, and the remainder on the second anniversary of the grant.

(19)	The stock option was granted February 10, 2010 and is fully vested.

(20)
The stock option was granted April 1, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/3 on the first anniversary of the grant, 1/3 on the second anniversary of the grant, and the remainder on the third anniversary of the grant.

(21)
The stock option was granted April 1, 2010 and is subject to the continued service of the executive officer, the option shall vest with respect to 1/3 on the first anniversary of the grant, 1/3 on the second anniversary of the grant, and the remainder on the third anniversary of the grant.

Option Exercises and Stock Vested

None of our named Executive Officers exercised any options in 2010.

Employment Agreements and Other Compensation and Long-Term Incentive Plans (in thousands)

The Company has no deferred compensation plans or long-term incentive plans and issued no long-term incentive awards during 2010.

The Company also has an  employment agreement, from  May 2011 to December 2014, with James L. Mandel, Chief Executive Officer, the terms of which involve an annual base salary of $525 and a $300 signing bonus, to be paid out over the next three years. Also, Mr. Mandel is eligible for an annual performance bonus based on an objective criteria established by the Company’s compensation committee for up to 100% of his base salary. Mr. Mandel’s job responsibilities involve developing company business plans, developing expansion and growth opportunities and directing other executive officers. If a change in control in the Company occurs as defined in the agreement, Mr. Mandel’s earned compensation under the Agreement becomes accelerated.

The Company has an employment agreement with Mr. Steven Bell, General Counsel and Chief Financial Officer, for the term beginning  May 2011 and expiring December 2014. Mr. Bell’s compensation is not directly tied to the Company’s performance. The agreement states the annual base salary for Mr. Bell will be $315 per year, with a $100 signing bonus, to be paid out  in January 2012. Also, Mr. Bell is eligible for an annual performance bonus based on an objective criteria established by the Company’s CEO for up to 50% of his base salary. Other key provisions of the contract include an agreement by Mr. Bell to keep confidential information secret both during and after employment by the Company and covenants not to compete with the Company for one year from the date of termination of employment. If a change in control in the Company occurs as defined in the agreement, Mr. Bell’s earned compensation under the Agreement becomes accelerated.

The Company maintains key man life insurance policies on the lives of James Mandel and Steven Bell in the amounts of $5,000 and $3,000, respectively. The Company is the beneficiary of these policies. The Company also maintains a key man life insurance policy in the amount of $1,000  on the  life of Steven Bell. . The Company is the beneficiary of this policy and has adopted a plan to pay fifty percent of all life insurance proceeds to the spouse or surviving children of  Mr. Bell.

Report of the Compensation Committee
April 6, 2011
To the Board of Directors of Multiband Corporation:

We have reviewed and discussed with management the Company’s Compensation Discussion and Analysis. Based on this review and these discussions, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in Multiband Corporation’s Annual Report on Form 10-K.

THE COMPENSATION COMMITTEE

Eugene Harris, Chairman
Jonathan Dodge
Donald Miller

 Risk Assessment of our Compensation Policies and Practices

The Compensation Committee, with the assistance of management, has reviewed the Company’s compensation policies and programs for all employees for the purpose of assessing the risks associated with compensation. After that review, the Compensation Committee determined that the Company’s compensation policies and programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

During 2010, the Compensation Committee was composed of Mr. Harris, Chairman, Mr. Dodge and Mr. Miller. None of the Company’s executive officers served during the year ended December 31, 2010 as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all Section 16(a) reports that they file. Based solely upon a review these reports and written representations from our directors and executive officers, we believe that our directors, executive officers and 10% owners complied with all Section 16(a) filing requirements applicable to them during the year ended December 31, 2010.

Preferred Stock
This section describes the general terms and provisions of our preferred stock.  A certificate of designation that contains the terms of each class or series of preferred stock has been filed with the State of Minnesota and the SEC each time we issued a new class or series of preferred stock.  Each certificate of designation establishes the number of shares included in a designated class or series and fixes the designation, powers, privileges, preferences and rights of the shares of each class or series as well as any applicable qualifications, limitations or restrictions.

Our board of directors has been authorized to provide for the issuance of various series of preferred stock without the approval of shareholders.  With respect to each class or series of our preferred stock, our board of directors has the authority to fix the following terms, among others:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether interests in the shares of preferred stock will be represented by depositary shares;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

Holders of shares of preferred stock will be subordinate to the rights of our general creditors.  Shares of our preferred stock that we issue in accordance with their terms will be fully paid and non-accessible, and will not be entitled to preemptive rights unless specified in the applicable certificate of designation.

The following chart summarizes certain terms of our outstanding preferred stock as of June 30, 2011.  The certificate of designation for each series should be carefully reviewed to determine exact rights and preferences of each class (in thousands, except share and liquidation preference amounts).

Class/Series	Date of Issuance	Shares Out-standing (1)	Annual Dividend Rate	Ratio of Shares issued upon conversion (2)	Present Total Number of Shares Issuable Upon Conversion	Liquidation Preference	Redeemable by Company
A	12/98	12,696	8% payable quarterly	1 share	12,696	$141,170	Yes (4)
C	6/00	112,000	10% payable quarterly	.40 share	44,800	1,120,000	Yes (5)
F	6/04	150,000	10% payable quarterly	1 share	150,000	1,500,000	Yes (5)
G	9/04	10,000	8% payable quarterly	1.25 shares	12,500	100,000	—
H	11/04	1	6% payable semi-annually (3)	$ 5.00/share	20,000	115,000	Yes (6)(7)
					239,996

(1)	All preferred stock is non-voting.

(2)	Preferred shares are convertible at any time. Figures are adjusted for a 1-for-5 reverse stock split of the Company’s common stock, effective August 7, 2007.

(3)	Dividends payable in common stock at a fixed rate of $1.00 per share.

(4)	Redeemable at $10.50 per share in accordance with the terms and conditions of the preferred stock certificate of designation.

(5)	Redeemable at $10.00 per share whenever the Company’s common stock price exceeds certain defined criteria and other terms and conditions of the preferred stock certificate of designation.

(6)	Redeemable at $100,000 per share in accordance with the terms and conditions of the preferred stock certificate of designation.

(7)	Redeemable at option of holder in accordance with the terms and conditions of the preferred stock certificate of designation.

The single Class F shareholder, at its sole discretion pursuant to a put option, can force the Company to redeem up to 50,000 Class F Preferred Shares (the equivalent of $500 worth).  This has been redeemed already.  Class H shareholders have the right to convert all or a portion of preferred shares upon the occurrence of a major transaction or triggering event as defined in the agreement and Multiband has the sole option to pay the redemption price in cash or shares of the Company’s common stock.  Classes G have no redemption “call” price.  Upon Multiband’s call for redemption, the holders of the preferred stock called for redemption will have the option to convert each share of preferred stock into shares of common stock until the close of business on the date fixed for redemption, unless extended by Multiband in its sole discretion.  Preferred stock not converted would be redeemed.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal.  For example, we could impede a business combination by issuing a series of preferred stock containing, among other rights and preferences, class voting rights that would enable the holders of such preferred stock to block a business combination transaction.  Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders.  Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock.  Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock.  Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Related Party Transactions (in thousands, except shares and per share amounts)

On September 1, 2009, the Company entered into an unsecured short term promissory note in the amount of $800 with J. Basil Mattingly, Vice President of Business Development of the Company.  The balance at both March 31, 2011 and December 31, 2010 was $115, and at December 31, 2009 was $745.  The note carries an interest rate of 4% per annum and payment of its remaining balance as of December 31, 2010 was extended to June 30, 2011 at which time it was paid in full.

On January 2, 2009, the Company entered into a promissory note (DTHC Note) in the amount of $40,200 with DTHC, due January 1, 2013, bearing interest at an annual rate of 8.25% (subject to adjustment in the event of a default).  The note was subsequently adjusted by $6,344 for an offsetting receivable which was on the Company’s books as of December 31, 2008.  This reduced the amount of this promissory note to $33,856.  The Company has the right to offset a portion of certain claims against the note to DTHC once those claims are resolved.  During the years ended December 31, 2010 and 2009, respectively, the Company offset $408 and $4,000 of its claims against the outstanding balance.  During the three months ended March 31, 2011, the Company offset $350 of its claims against the outstanding balance.  The balance as of March 31, 2011 was $29,100.  The balance as of December 31, 2010 and 2009 was $29,449 and $29,856, respectively, (see Notes 2 and 15 to our audited consolidated financial statements for further discussion).  The note is secured by the stock and assets of all of the DTHC operating entities.  On January 2, 2009, the Company also entered into a short-term non-interest bearing note of $500 which has been paid as of June 30, 2011.  The Company has a receivable due from a DTHC with no defined terms.  The balance of this receivable was $518 at March 31, 2011, and at December 31, 2010 and 2009, respectively.  This receivable has been paid as of June 30, 2011.

In connection with the purchase of the operating subsidiaries of DTHC, the Company has the right to offset a portion of certain claims against the note to DTHC.  The Company has recorded receivables of $38 at March 31, 2011 and $352 and $1,011 at December 31, 2010 and 2009, respectively, which represent estimates of the amounts that will be recovered from DTHC including legal fees for the remaining litigation.

Proceeds for the Company’s acquisition of US Install Inc. completed in February 2008 were obtained via an unsecured promissory note in the amount of $100 between the Company and Bas Mattingly Master, LLC, a trust controlled by J. Basil Mattingly, Vice President of Business Development of the Company.  The balance of this note was paid in full as of March 31 2011, and was $50 and $100 at December 31, 2010 and 2009, respectively.  The note carried an interest rate of 7% per annum.

On April 15, 2009, the Company entered into an unsecured short term promissory note in the amount of $1,500 with director Frank Bennett.  The note carried an interest rate of 6% with a 1% origination fee totaling $15, and was due May 15, 2009.  On May 4, 2009, the note was extended until June 15, 2009.  On June 15, 2009, the note was extended until June 14, 2011. In 2009, the Company issued 155,000 shares of preferred series E stock in exchange for $50 cash and the conversion of a $1,500 promissory note to director Frank Bennett.  The Company paid $65 and $57 of preferred stock dividends to director Frank Bennett in the three months ended March 31, 2011 and 2010, respectively.  The Company has paid $269 and $54 of preferred stock dividends to this director in the years ended December 31, 2010 and 2009, respectively.  Payment has been in the form of cash, common stock and warrants.

The Company paid $23 and $20 of preferred series E stock dividends to director Eugene Harris in the three months ended March 31, 2011 and 2010, respectively.  Payment has been in the form of cash and warrants. In 2009, the Company issued 55,000 shares of preferred series E stock for $550 cash to director Eugene Harris.  In the years ended December 31, 2010 and 2009, respectively, the Company paid $94 and $19 of preferred stock dividends to this director.  Payment has been in the form of cash and warrants.

In 2010, the Company redeemed 5,000 shares of preferred series E stock for $50 cash to director Eugene Harris. In June 2011, the Company redeemed all remaining shares of preferred series E stock for $500 from Mr. Harris.

In 2010, the Company redeemed 10,000 shares of preferred series E stock for $100 cash to director Frank Bennett. In June 2011, the Company redeemed all remaining shares of preferred series E stock for $1,450 from Mr. Bennett.
On May 26, 2009, the Company entered into a separate short-term loan with director Frank Bennett in the amount of $1,400.  This loan was paid in full on May 28, 2009.  The terms of the loan were approved by the disinterested members of the Company’s audit committee.

The above transactions were approved by the disinterested members of the Company’s audit committee.

Multiband and its subsidiaries lease principal offices located at 2000 44th Street SW, Fargo, ND 58013. The Fargo base rate is $18 per month.  The Fargo property is owned in part by David Ekman, Chief Information Officer of the Company.

2008 Transactions with DTHC

In 2008, Multiband and DTHC performed certain management and information systems functions for one another pursuant to management consulting and employee leasing agreements. These agreements terminated concurrent with the Company’s purchase of the former DTHC operating entities (Note 2 to our audited consolidated financial statements for further discussion). During the year ended December 31, 2008, the Company received a selling, general and administrative expense credit of $1,285 due to the reimbursement of direct expenses in relation to these management consulting agreements.

Prior to the purchase of certain of the operating subsidiaries of DTHC on January 2, 2009, the Company provided support center services to a then DirecTECH MDU (DTMDU) subsidiary of DTHC, currently Multiband MDU, Incorporated (MBMDU). The Company recorded MDU segment revenue of $416 from DTMDU for the year ended December 31, 2008. DTMDU was also one of the system operators in the MDU segment during 2008. The Company recorded MDU segment revenue of $2,917 and cost of products and services of $2,895 for the year ended December 31, 2008 related to this system operator.

In 2008, the Company earned a performance bonus as part of the aforementioned management consulting agreement with DTHC of $1,447 which was paid via reduction of the debt incurred in the acquisition of MMT (see Note 2 to our audited consolidated financial statements for further discussion).  The Company recorded this consulting income as part of other income and expense on the statement of operations because the income does not constitute the entity’s ongoing major or central operations.  The consulting income was not a reimbursement of direct expenses.

During 2008 and 2009, the Company acquired the operating subsidiaries of DTHC in three stages: (1) on March 1, 2008, it acquired a 51% interest in Michigan Microtech, Inc. from DTHC, (2) on January 2, 2009, the Company acquired an additional 29% interest in Michigan Microtech, Inc. and an 80% interest in the other operating subsidiaries of DTHC, and (3) on December 17, 2009 the Company acquired the remaining 20% interest in the operating subsidiaries of DTHC (see Note 2 to our audited consolidated financial statements for further discussion).

The following table is a condensed statement of operations for the year ended December 31, 2008, which presents the proforma financial results for the Company excluding all 2008 transactions with DTHC (unaudited, in thousands):

	Multiband Corporation (as filed)	Less: DTHC Related (unaudited)	Proforma (unaudited)
Revenues	$42,986	$(3,333)	$39,653
Cost of products and services (exclusive of depreciation and amortization)	28,426	(2,895)	25,531
Selling, general and administrative	10,500	750	11,250
Management consulting income	2,366	(2,366)	—

The Company also had receivable balances with various DTHC entities at December 31, 2008 of $7,666. Of this amount, $5,844 was subsequently offset in the first quarter of 2009 against the purchase price note used to acquire majority ownership of the operating subsidiaries of DTHC (Note 2 to our audited consolidated financial statements for further discussion).

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 about the Company’s equity compensation plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,080,261	$2.66	16,919,739
Equity compensation plans not approved by security holders (1)	422,444	$4.03	0
TOTAL	3,502,705	$5.19	16,919,739

(1)	The Company’s Board has the authority to grant options and warrants to purchase shares of the Company’s common stock outside of any equity compensation plans approved by security holders.

2. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS (in thousands)

The Audit Committee of the Company selected Baker Tilly Virchow Krause, LLP, independent registered public accounting firm with offices in Minneapolis, Minnesota, to audit the Company’s consolidated financial statements for the years ended December 31, 2010, 2009 and 2008. The following table details the fees paid to Baker Tilly Virchow Krause, LLP, for the years ended December 31, 2010 and 2009.

	2010	2009
Audit Fees	$327	$362
Audit-Related Fees	-	24	(1)
Tax Fees	-	2
Total	$327	$388

(1)	Fees related to accounting required for the acquisition of DirecTECH operating entities.

The Company’s Audit committee consists of Frank Bennett, Eugene Harris and Donald Miller. All three are considered audit committee financial experts independent from management. The Company’s current audit committee charter has been filed previously as exhibit 3.5. The audit committee is responsible for engaging the independent registered public accounting firm and fees related to their services.

The policy of the Company’s audit committee is to review and pre-approve both audit and non-audit services to be provided by the independent registered public accounting firm (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with such approval reported to the committee at its next regularly scheduled meeting. Approval of non-audit services shall be disclosed to investors in periodic reports required by section 13(a) of the Securities Exchange Act of 1934. Approximately 100% of the fees paid to Baker Tilly Virchow Krause, LLP, were pre-approved by the audit committee.

No services in connection with appraisal or valuations services, fairness opinions or contribution-in-kind reports were rendered by Baker Tilly Virchow Krause, LLP. Furthermore, no work of Baker Tilly Virchow Krause, LLP, with respect to its services rendered to the Company was performed by anyone other than Baker Tilly Virchow Krause, LLP.

Performance Graph

The following performance graph compares cumulative total shareholder returns on the Company’s common stock over the last five fiscal years, ended December 31, 2010, with The NASDAQ Stock Market (U.S. Companies) Index and other leading industry indices, assuming initial investment of $100 at the beginning of the period and the reinvestment of all dividends.

COMPARISON OF FIVE YEAR – CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR
MULTIBAND CORPORATION
PREPARED BY THE RESEARCH DATAGROUP, INC.

MULTIBAND CORPORATION

	12/05	12/06	12/07	12/08	12/09	12/10
Multiband Corporation	100.00	47.50	45.17	19.83	33.33	47.33
NASDAQ Composite	100.00	112.29	124.12	73.89	107.17	125.79
Russell 2000	100.00	118.37	116.51	77.15	98.11	124.46
NASDAQ Telecommunications	100.00	131.62	147.08	84.80	117.24	127.95
S&P Telecommunication Services	100.00	136.81	153.14	106.45	115.95	137.94

6. OTHER MATTERS

The management of the Company is unaware of any other matters that are to be presented for action at the meeting.  Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

Where you can find more information

You can read this proxy statement, form of proxy and our annual report on Form 10K and all our other filings with the SEC over the Internet at the SEC’s website at www.sec.gov.  Copies of the proxy statement and annual report Form 10K can also be found at our website which is http://www.multibandusa.com/investorRelations.asp.  You may request copies of the filing either a hard copy mailing or electronic mailing, at no cost, by telephone at (763) 504-3000, or via electronic mail to steve.bell@multibandusa.com or by mail at Multiband Corporation, 9449 Science Center Drive, New Hope, Minnesota 55428 or via our website at www.multibandusa.com contact IR section, no later than August 10, 2011.  You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.  If you wish to be able to attend the meeting and vote in person please telephone us at 763-504-3000 for further direction.

Shareholders Proposals for the Annual Meeting in the Year 2012

Proposals of shareholders of the Company intended to be presented by such shareholders at the Company’s 2012 Annual Meeting of Shareholders must be received by the Company no later than December 30, 2011, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Also, if a shareholder proposal intended to be presented at the 2012 Annual Meeting but not included in the Company’s proxy statement and proxy is received by the Company after March 15, 2012, then management named in the Company’s proxy form for the 2012 Annual Meeting will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

Date: July 20, 2011	By Order of the Board of Directors

Steven M. Bell
Secretary

MULTIBAND CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, AUGUST 17, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  It will be voted on the matters set forth on this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors, and FOR the ratification of all proposals submitted herewith to Multiband shareholders.

The undersigned, a shareholder of Multiband Corporation (the Company) hereby appoints James Mandel and Steven Bell, and each of them individually, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of Multiband Corporation to be held at 9449 Science Center Drive, New Hope, MN 55428 on August 17, 2011 at 3:00 p.m., and any adjournments or postponements thereof upon matters set forth below, with all the powers which the undersigned would possess if personally present.

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Multiband Corporation, c/o Steven Bell, 9449 Science Center Drive, New Hope, Minnesota 55428.

1.	Election of Directors:	☐ For all nominees listed below (except as marked to the contrary below)

01	Steven Bell	02	Frank Bennett	03	Jonathan Dodge
04	Eugene Harris	05	James Mandel	06	Donald Miller
07	Peter Pitsch

(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED.) __________________________________________

2.	To ratify the election of Baker Tilly Virchow Krause, LLP, independent registered public accounting firm of the Company for Fiscal Year 2010. ☐ For ☐ Against ☐ Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL PROPOSALS CONTAINED IN THIS PROXY.

Address Change? Mark Box ☐	The undersigned hereby revokes all previous proxies relating to the
Indicate changes below:	shares covered hereby and acknowledge receipt of the Notice and Proxy Statement relating to the Annual Meeting.

Dated:	, 2011

Signature(s) in Box
SHAREHOLDERS MUST SIGN EXACTLY AS THE NAME APPEARS
AT LEFT, WHEN SIGNED AS A CORPORATE OFFICER, EXECUTOR
ADMINISTRATOR, TRUSTEE, OR GUARDIAN, ETC. PLEASE GIVE
FULL TITLE, AS SUCH. BOTH JOINT TENANTS MUST SIGN.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 17, 2011

The following materials, also included with this Notice, are available for view on the Internet at http://www.multibandusa.com/investorRelations.asp
•	:Proxy Statement for the Annual Meeting of Shareholders
•	Annual Report to Shareholders, including Form 10-K, for the year end December 31, 2010.